SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                          CRANDALL BUILDING SUITE 700
AMERICAN INSTUTUTE OF                                          10 WEST 100 SOUTH
         CERTIFIED PUBLIC ACCOUNTANTS                 SALT LAKE CITY, UTAH 84101
UTAH ASSSOCIATION OF                                   TELEPHONE: (801) 575-8297
        CERTIFIED PUBLIC ACCOUNTANTS                 FACSIMILE:   (801) 575-8306










                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         As independent public accountants for The Canton Industrial Corporation, we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 1994, in the Company's Form S-8 registration statement.

Date:   December 14, 1995



                                                             /s/ Smith & Company
                                                                 SMITH & COMPANY